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                                                                   Exhibit 10(h)

                              Amended and Restated
                       Severance and Employment Agreement



 1.  Recitals

         (a) This Amended and Restated Severance and Employment Agreement
("Agreement") is between Royal Appliance Mfg. Co. (the "Company")and       (the
"Executive") and is effective as of        . This Agreement supersedes all prior
Severance and Employment Agreements between the Company and Executive.

         (b) The address of the Company is 7005 Cochran Road, Glenwillow, Ohio
44139. The address of the Executive is         .

         (c) The Executive is currently employed by the Company in the capacity
of           , and the Executive is one of the key executives of the Company.

         (d) In consideration of the mutual promises contained herein and other good and valuable consideration, the Executive and the Company have entered into this Agreement.

 2.  Term of Agreement

         The Term of this Agreement shall commence on the date hereof and
continue until            provided, however, that commencing on January 1,
and each January 1st thereafter, the above-referenced date and the term of this Agreement shall automatically be extended for one additional year unless at least thirty days prior to such January 1st date, the Company or the Executive shall have given notice that it or he or she does not wish to extend this Agreement. The phrase "Term of Agreement" shall refer to the period commencing
on the date hereof and ending on       (or any extension thereof pursuant to the
preceding sentence).

 3.  Change in Control

         No benefit shall be payable hereunder (and Sections 4 through 11, 18, and 20 shall not be applicable) unless a change in control of the Company shall have occurred within the Term of Agreement and the Executive's employment by the Company shall have been terminated within three years thereafter, whether or not within the Term of Agreement. For purposes of this Agreement, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any similar item or successor schedule, form, or report) promulgated under the Securities Exchange Act of 1934 as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if and at such times as (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company presenting 30% or more of the

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combined voting power of the Company's then outstanding securities, or (ii)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority (i.e., more than one-half) thereof unless the election, or the nomination for election by the Company's shareholders, of each new director during such two-year period was approved by an affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of said two-year period.

 4.  Notice of Termination; Date of Termination

         (a) Any termination of the Executive's employment by the Company or the Executive shall be communicated by written Notice of Termination to the other party thereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

         (b)  "Date of Termination" shall mean:

                  (i) If the Agreement is terminated for Disability, thirty days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his or her duties on a full-time basis during such thirty-day period),

                  (ii) If the Executive's employment is terminated pursuant to Section 10, the date specified in the Notice of Termination, and

                  (iii) If the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

 5.  Compensation After Change in Control

         Immediately after any change in control of the Company, the Executive shall be entitled to receive for the remainder of the Term of Agreement (as extended) an annual base salary (the "Base Salary"), payable in equal semi-monthly, bi-weekly, or weekly installments, at an annual rate at least equal to the aggregate annual base salary payable to the Executive as of the date hereof. The Base Salary may be increased (but may not be decreased) at any time and from time to time by action of the Board of Directors of the Company, any committee thereof, or any

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individual having authority to take such action, in accordance with the
Company's regular practices. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of the Company hereunder.

 6.  Benefit Plans

         Immediately after a change in control of the Company,

         (a) The Company agrees to continue in effect any perquisite, benefit or compensation plan (including its annual bonus plan, long-term incentive plan, section 401(k) plan, dental plan, life insurance plan, health and accident plan, disability plan, 401(k) Plus Plan, or deferred compensation plan) in which the Executive is currently participating (collectively referred to as the "Benefit Plans"); or to maintain plans providing substantially similar benefits, unless the continuation of any such plan (or similar plan) would not, in the good faith discretion of the Company, be an economically reasonable decision, taking into account all facts and circumstances;

         (b) Other than as provided in paragraph (a), the Company agrees not to take any action that would adversely affect the Executive's participation in, or materially reduce the benefits under, any of the Benefit Plans or deprive the Executive of any material fringe benefit currently enjoyed; and

         (c) The Company agrees to provide the Executive with the number of paid vacation days to which he or she is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof.

 7.  Termination for Cause

         (a) Following a change in control, the Company may terminate the Executive's employment for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate employment hereunder only (i) if termination shall have been the result of an act or acts of dishonesty by the Executive constituting a felony and resulting or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company; or (ii) upon the willful and continued failure by the Executive substantially to perform his or her duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) after a demand in writing for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his or her duties, and such failure results in demonstrably material injury to the Company. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place as the result of (i) bad judgment or negligence, or (ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (iii) any act or omission believed in good faith to have been in or not opposed to the interest of the Company, or (iv) any act or omission in respect of which a determination be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of

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expenses under the Regulations of the Company or the laws of the State of
Ohio, in each case as in effect at the time of such act or omission. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him or her a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for him or her, together with his or her counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clauses (i) or (ii) of the second sentence of this paragraph and specifying the particulars thereof in detail.

         (b) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his or her full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

 8.  Termination for Death or Disability

         (a) The Company may terminate this Agreement on account of the Executive's death, or for "Disability" if the Executive is "Disabled." For purposes of this Agreement, the Executive shall be considered Disabled only if, as a result of his or her incapacity due to physical or mental illness, he or she shall have been absent from his or her duties with the Company on a full-time basis for a period of one year and a physician selected by him or her is of the opinion that (i) he is suffering from "Total Disability" as defined in the Company's Pension Plan, or any successor plan or program and (ii) he or she will qualify for Social Security Disability Payment and (iii) within thirty days after written notice of termination is given, he or she shall not have returned to the full-time performance of his or her duties.

         (b) If the Company terminates this Agreement on account of the Executive's death or because the Executive is Disabled, the Company shall pay to the Executive (or his or her successors) the amounts, and provide to the Executive the benefits, specified in Sections 5 and 6 of this Agreement for the remainder of the Term of Agreement.

 9.  Termination Following Retirement

         (a) This Agreement will terminate upon the Executive's Retirement. For purposes of this Agreement, "Retirement" shall mean termination of the Executive's employment with his or her consent in accordance with the Company's retirement policy (including early retirement) generally applicable to its salaried employees or in accordance with any retirement arrangement established with the Executive's consent with respect to him or her.

         (b) In the event this Agreement terminates upon the Executive's Retirement, the Company shall have no further obligation to the Executive under this Agreement.

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10.  Termination of Employment by the Executive for Good Reason

         (a) The Executive may terminate his or her employment for Good Reason. For purposes of this Agreement, Good Reason will exist if any one or more of the following occur:

                  (i) Failure by the Company to honor any of its obligations under Sections 5, 6, or 12; or

                  (ii) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4 above and, for purposes of this Agreement, no such purported termination shall be effective; or

                  (iii) Failure to elect or reelect or otherwise to maintain the Executive to the office or the position (or a substantially equivalent office or position) in the Company that the Executive held immediately prior to a change in control, or the removal of the Executive as a Director of the Company (or any successor thereto) if the Executive shall have been a Director of the Company immediately prior to the change in control; or

                  (iv) An adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held immediately prior to the change in control, (including but not limited to assignment by the Company to the Executive of duties inconsistent with his or her current positions, duties, responsibilities, and status with the Company or a change of his or her reporting responsibilities, titles, or offices currently in effect) without the prior written consent of the Executive, which is not remedied within 10 calendar days after receipt by the Company of written notice from the Executive of such change; or

                  (v) A determination by the Executive made in good faith that as a result of a change in control and a change in circumstances thereafter significantly affecting his or her position, including without limitation a change in the scope of the business or other activities for which he or she was responsible immediately prior to a change in control, he or she has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the change in control, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination; or

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                  (vi)     The Company shall relocate its principal executive
                           offices, or require the Executive to have his or her principal location of work changed, to any location which is in excess of 50 miles from the location thereof immediately prior to the change of control or to travel away from his or her office in the course of discharging his or her responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him or her prior to the change of control without, in either case, his or her prior written consent.

11.  Compensation Upon Certain Terminations

         (a) If the Company shall terminate the Executive's employment other than pursuant to Sections 7, 8, or 9 hereof or if the Executive shall terminate his or her employment for Good Reason pursuant to Section 10 hereof, then the Company shall pay to the Executive in a lump sum on the fifth business day following the Date of Termination, the following amounts:

                  (i) The Executive's Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

                  (ii) In lieu of any further salary payments for periods subsequent to the Date of Termination, an amount equal to three times the Executive's current Base Salary (which for these purposes shall include the average contributions made by the Company to the Executive's 401(k) Plan and 401(k) Plus Plan for the preceding five years); and

                  (iii) All legal fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement).

         (b) If the Company shall terminate the Executive's employment other than pursuant to Sections 7, 8, or 9 hereof or if the Executive shall terminate his or her employment for Good Reason pursuant to Section 10 hereof, all unvested stock options, stock appreciation rights, and restricted stock awards shall immediately vest in full and, in the case of options or stock appreciation rights, be exercisable for a period of three years following such termination, provided that in no event shall the option or stock appreciation right be exercisable after the latest date on which such option or right would have expired pursuant to its original terms.

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         12.  Successors, Binding Agreement

         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as would apply if the Executive terminated his or her employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his or her devisee, legatee, or other designee or, if there be no such designee, to his or her estate.

13.  Notice

         Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14.  Miscellaneous

         No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by The Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

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15.  Validity

         The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

16.  Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17.  Arbitration

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Cleveland, Ohio in accordance with the rules of the American Arbitration Association then in effect; provided that all arbitration expenses shall be borne by the Company. Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Executive his or her full compensation in effect immediately before any Notice of Termination giving rise to the dispute was given and continue him or her as a participant in all compensation, benefit and insurance plans in which he or she was then participating, until the dispute is finally resolved. Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his or her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

18.  Additional Payment

         Anything in this Agreement to the contrary notwithstanding, in the event that any payment or distribution to or for the Executive's benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program, or arrangement (including without limitation any stock option agreement), or similar right (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all federal, state, local, or foreign taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

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19.  Withholding of Taxes

         The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

20.  Legal Fees and Expenses

         It is the intent of the Company that the Executive not be required to incur the legal expenses associated with (i) the interpretation of any provision in, or obtaining of any right or benefit under, this Agreement or (ii) the enforcement of his or her rights under this Agreement by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, the Company irrevocably authorizes the Executive from time to time to retain counsel of his or her choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the interpretation or enforcement of this Agreement, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive under this Section 20.


                                            ROYAL APPLIANCE MFG. CO.


                                            BY:
                                               ---------------------------------



                                             -----------------------------------
                                             Executive



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